                                                                  EXHIBIT 9.1

                                TERMINATION OF

                            VOTING TRUST AGREEMENT



     The undersigned constitute all the parties to a Voting Trust Agreement, dated as of October 10, 1991, as amended by the Amendment to Voting Trust Agreement, dated November 3, 1995 (as amended, the "Voting Trust Agreement"), relating to certain securities of Pacific Greystone Corporation. The undersigned hereby agree that the Voting Trust Agreement is hereby terminated and the Stock (as defined in the Voting Trust Agreement) deposited with the Trustees (as defined in the Voting Trust Agreement) shall be distributed to the appropriate Stockholders (as defined in the Voting Trust Agreement).

Dated:  June 26, 1996


TRUSTEES:                               STOCKHOLDERS:

/s/  JACK R. HARTER                     Harter 1991 Trust No. 1
- -----------------------
Jack R. Harter, Trustee

                                        By: /s/  KAREN MOULTON
                                           -----------------------------

/s/  ANTONIO B. MON                     Harter 1991 Trust No. 2
- -----------------------
Antonio B. Mon, Trustee

                                        By: /s/  JANICE MEEKER
                                           -----------------------------

                                        Irrevocable Mon Family Trust


                                        By: /s/  DEAN MON
                                           -----------------------------


                                        /s/  ROBERT W. GARCIN
                                        --------------------------------
                                        Robert W. Garcin


                                        /s/  PETER J. KIESECKER
                                        --------------------------------
                                        Peter J. Kiesecker


                                        /s/  JACK R. HARTER
                                        --------------------------------
                                        Jack R. Harter



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                                        /s/  ANTONIO B. MON
                                        -------------------------------
                                        Antonio B. Mon


                                        /s/  DENIS G. CULLUMBER
                                        -------------------------------
                                        Denis G. Cullumber


                                        /s/  RICHARD D. BAKER
                                        -------------------------------
                                        Richard D. Baker


                                        /s/  BRUCE E. GROSS
                                        -------------------------------
                                        Bruce E. Gross


                                        /s/  STEVEN G. DELVA
                                        -------------------------------
                                        Steven G. Delva


                                       /s/  TODD PALMAER
                                       --------------------------------
                                       Todd Palmaer


                                       /s/  CHUCK DRAGICEVICH
                                       --------------------------------
                                       Chuck Dragicevich



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